EXHIBIT 16.1

            [LOGO]            Sweeney, Gates & Co.
                  --------------------------------------------
                  Certified Public Accountants and Consultants

August 30, 2000

Securities and Exchange Commission
Filer Support 2
Mail Stop 1-4
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated August 30, 2000 of
Virtual Academics.Com, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                            /s/ Sweeney, Gates & Co.

Copy to: Steven Bettinger
         President and Chief Operating Officer
         Virtual Academics.Com, Inc.
         6421 Congress Avenue, Suite 201
         Boca Raton, FL 33487



       2691 East Oakland Park Blvd., Suite 302, Fort Lauderdale, FL 33306
              Telephone: (954) 565-4080 Facsimile: (954) 565-6010